Exhibit 1.11

NO.                                                      CUSIP NO. 524908 56 3


                         LEHMAN BROTHERS HOLDINGS INC.

                 6 1/4% Exchangeable Note Due October 15, 2007
                  (Premium Income Exchangeable SecuritiesSM)
   (Subject to exchange into shares of common stock of General Mills, Inc.)


See Reverse for Certain Definitions

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO LEHMAN BROTHERS HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          Lehman Brothers Holdings Inc., a corporation duly organized and existing under the laws of Delaware (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, except as otherwise provided herein, the principal sum of __________ DOLLARS ($__________) on the Maturity Date (subject to the second succeeding paragraph and the reverse of this Security), and to pay coupons thereon (subject to the reverse of this Security) at a rate of 6.25% per annum, from the Issue Date or the most recent coupon payment date to which coupon has been paid or duly provided for, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (commencing January 15, 2005 and ending on the Maturity Date), to the persons in whose names the Securities are registered at the close of business on the 1st day of the calendar month of such coupon payment date (the "Regular Record Date"); provided that, if the Maturity Date is extended beyond October 15, 2007, the Company shall pay the coupons otherwise due on October 15, 2007 on the Maturity Date as so extended; provided further, that the coupon payable on the Maturity Date shall be payable to the person to whom the principal is payable. Each payment of coupons due on a coupon payment date or on the Maturity Date (subject to the reverse of this Security) shall include coupons accrued from the last date to which coupons have been paid or made available for payment, or from the Issue Date, if none has been paid or made available for payment, to the relevant payment date. The coupons shall be computed on the basis of a 360-day year of twelve 30-day months.

          This Security is one of a duly authorized issue of securities of the Company (hereinafter called the "Securities" or the "Notes" or "PIES") issued and to be issued in one or more series under an Indenture, dated as of September 1, 1987, between the Company and Citibank, N.A., as Trustee (herein called the "Trustee" which term includes any successor trustee under the Indenture), as supplemented and amended by Supplemental Indentures dated as of November 25, 1987, as of November 27, 1990, as of September 13, 1991, as of October 4, 1993, as of October 1, 1995 and as of June 26, 1997 (as so supplemented and as may be further supplemented from time to time, the "Indenture"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of a series of the Securities designated on the face hereof, limited in aggregate principal amount to $750,000,000.

          On the Maturity Date, this Security shall be mandatorily exchanged for shares of Common Stock (as defined herein), other securities, property and/or cash as described in the reverse of this Security.

          If the Maturity Date is extended beyond October 15, 2007 as the result of the occurrence of a Market Disruption Event, the coupons on this Security will cease to accrue on October 15, 2007. If a coupon payment date or the Maturity Date falls on a day that is not a Business Day, the payment to be made on that date will be made on the next succeeding Business Day with the same force and effect as if made on that coupon payment date, and no additional coupons will accrue as a result of such delayed payment.

          Any such coupon not so punctually paid or duly provided for shall forthwith cease to be payable to the holder on such Regular Record Date, and may either be paid to the person in whose name this Security is registered at the close of business on a special record date as described in Section 307 of the Indenture for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to holders of Securities of this series not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment under this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment is legal tender for payment of coupons may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.


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          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          As provided in the Indenture and subject to certain limitations therein set forth, this Security is transferable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the coupon on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities will not be redeemable prior to the Maturity Date nor be subject to any sinking fund.

          The Securities of this series are issuable in registered form in denominations of $25. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          "Premium Income Exchangeable Securities" and "PIES" are service marks owned by Lehman Brothers, Inc.

          THIS SECURITY SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


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




          IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this instrument to be duly executed under its corporate seal.

Dated:                                    LEHMAN BROTHERS HOLDINGS INC.


                                          By: ________________________________
                                               Name:
                                               Title:

Attest:
Name



                  TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                          CITIBANK, N.A., as Trustee


                                          By: ________________________________
                                                Authorized Officer


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


                             [Reverse of Security]

                         LEHMAN BROTHERS HOLDINGS INC.
                 6 1/4% Exchangeable Note Due October 15, 2007
                  (Premium Income Exchangeable SecuritiesSM)
   (Subject to exchange into shares of common stock of General Mills, Inc.)

                                  ARTICLE I.

                   CERTAIN PROVISIONS OF GENERAL APPLICATION

          Section 1.01 Definitions.

          For all purposes of this Security, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article;

          (2) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Security as a whole and not to any particular Article, Section or other subdivision;

          (3) Section references are to the Sections of this Security; and

          (4) capitalized terms used herein but not defined herein are used herein as they are defined in the Indenture.

          "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Adjustment Event" has the meaning provided in Section 3.02.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such first Person or is a partner in, or a director or officer of, such first Person. For purposes of this definition, "control" (including the terms "controlled by" or "under common control with") means, as to any Person, the possession, direct or indirect, of the power to vote ten percent or more of the corporate or beneficial interests of such Person (or of the securities having ordinary voting power for the election of directors of such Person), or the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

          "Bankruptcy Law" means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.

          "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

          "Calculation Date" means each of the Trading Days for which a Daily Amount is determined.

          "Closing Price" means, for any security on any date of determination, (i) the closing sale price for the regular trading session (without considering after hours or other trading

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outside regular trading session hours) of the security (regular way) on the
NYSE on such date (or, if no closing price is reported, the last reported sale price during the regular trading session), (ii) if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, (iii) if such security is not so listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market, (iv) if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, (v) if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security from at least three nationally recognized investment banking firms, which may include one or more Affiliates of the Company, selected by the Company for such purpose, or (vi) if the bid and ask prices are not available, the market value of the security as determined in good faith by a nationally recognized investment banking firm, which may be an Affiliate of the Company, selected by the Company for such purpose. The Closing Price as determined pursuant to the foregoing shall be subject to adjustment as provided in Section 3.01(i). The calculation of the Closing Price for purposes of the definition of Daily Amount shall be subject to modification as provided in the provisos to Section 3.01(d) and (e).

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means the common stock of the Seller.

          "Constituent Person" has the meaning provided in Section 3.02.

          "Contract Shares" means the shares of Common Stock (and/or, if a Significant Spin-off, a Significant Cash Distribution or an Adjustment Event has occurred, securities, cash and/or other property, as applicable) which are deliverable, in the aggregate, upon the exchange of all outstanding Notes pursuant to Section 2.02.

          "Current Market Price" per share of Common Stock on any date of determination means the average of the daily Closing Prices on each of the 20 consecutive Trading Days ending on the earlier of such date of determination and the day before the "ex date" with respect to the issuance or distribution requiring the computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

          "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          "Daily Amount" means for each of the 20 Trading Days beginning on September 10, 2007:

          (i) if the Closing Price on such Trading Day is greater than the Threshold Appreciation Price, the product of (x) 1/20th of the Share Component multiplied by (y) 0.8333;


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

          (ii) if the Closing Price on such Trading Day is less than or equal to the Threshold Appreciation Price but is greater than the Initial Price, the product of (x) 1/20th of the Share Component multiplied by (y) a fraction equal to the Initial Price divided by the Closing Price; and

          (iii) if the Closing Price on such Trading Day is less than or equal to $45.20, 1/20th of the Share Component;

     provided that (x) if 20 Trading Days for the Common Stock have not occurred during the period beginning on September 10, 2007 and ending on October 24, 2007, all remaining Trading Days will be deemed to occur on October 23, 2007 and the Closing Price for each of the remaining Trading Days will be the Closing Price on October 23, 2007 or, if there is a Market Disruption Event on such day, the market value per share of Common Stock or any other applicable security on such day as determined by the Company in its reasonable discretion and (y) if the PIES are declared or automatically become immediately due and payable following an Event of Default, the Daily Amount will be determined in the manner set forth above for the date of such declaration or, if there is a Market Disruption Event on such day, the Closing Price for determining such Daily Amount will be the market value per share of Common Stock as determined by the Company in its reasonable discretion.

          "Exchange" means the NYSE or, if the relevant security is not listed for trading on the NYSE on the relevant day for a reason other than a Market Disruption Event, the principal United States securities exchange on which the relevant security is so listed or, if the relevant security is not so listed on a United States national or regional securities exchange for a reason other than a Market Disruption Event, The Nasdaq Stock Market or, if prices for the relevant security are not so reported by The Nasdaq Stock Market for a reason other than a Market Disruption Event, the over-the-counter market.

          "Expiration Time" has the meaning provided in Section 3.01(f).

          "Fair Market Value" means the amount that a willing buyer would pay a willing seller in an arm's-length transaction, as determined in good faith by a nationally recognized investment banking firm (which may be an Affiliate of the Company retained for such purpose), whose determination shall be conclusive; provided, however, that the Fair Market Value of any capital stock or other equity securities distributed in a spin-off transaction (including a Significant Spin-Off) means (i) in the event that an underwritten initial public offering of such securities occurs simultaneously with the spin-off transaction, the initial public offering price of such securities and (ii) otherwise, the average of Closing Prices of such securities for the ten Trading Days immediately succeeding the spin-off transaction.

          "Initial Price" means $45.20.

          "Insolvency Event" means:



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

          (ii) the Seller pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case or proceeding, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding, (C) consents to the appointment of a Custodian of it or for any substantial part of its property, (D) makes a general assignment for the benefit of its creditors, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it or (F) takes any corporate action to authorize or effect any of the foregoing; or

          (iii) any Person commences a case or proceeding requesting any order or decree under any Bankruptcy Law (A) for relief against the Seller in an involuntary case, (B) to appoint a Custodian of the Seller for all or substantially all of the Seller's property or (C) to order the winding up or liquidation of the Seller and either (x) a court of competent jurisdiction enters any such order or decree or (y) such case or proceeding has not been dismissed prior to September 9, 2007;

     provided that, if an Adjustment Event shall have occurred in which there is an Issuing Person, the references to "Seller" in this definition shall mean such Issuing Person.

          "Issue Date" means October 8, 2004.

          "Issuing Person" means any Person that issues securities or pays other consideration deliverable in any consolidation, merger, exchange or acquisition of assets which constitutes an Adjustment Event.

          "Market Disruption Event" means any of the following events that the Company in its reasonable discretion determines has a material effect on the trading price of the Common Stock on such day:

          (i) any suspension of or limitation imposed on trading by the Exchange during the one-hour period prior to the close of trading for the regular trading session on the Exchange whether by reason of movements in price exceeding limits permitted by the Exchange or otherwise (x) relating to the Common Stock on the Exchange or (y) in futures or options contracts relating to the Common Stock on the Exchange;

          (ii) any event (other than an event described in clause (iii)) that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Exchange in general (x) to effect transactions in, or obtain market values for, the Common Stock on the Exchange or (y) to effect transactions in, or obtain market values for, futures or options contracts relating to the Common Stock on the Exchange; or



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

          (iii) the failure of the Exchange to be open prior to its respective scheduled closing for the regular trading session on such day (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the Exchange at least one hour prior to the earlier of (x) the actual closing time for the regular trading session on the Exchange on such day and (y) the submission deadline for orders to be entered into the Exchange for execution at the actual closing time on such day.

          "NYSE" means the New York Stock Exchange Inc.

          "Maturity Date" means (i) other than if the PIES are declared or automatically become immediately due and payable following an Event of Default, October 15, 2007 or, in the event a Market Disruption Event occurs, the seventh Trading Day following the last day of the 20 Trading Day period for determining the Daily Amounts, but in no event later than the thirteenth Trading Day following the last day of such 20 Trading Day period, and (ii) if the PIES are declared or automatically become immediately due and payable following an Event of Default, the date on which the PIES are so declared to be or automatically become immediately due and payable.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, limited liability company, joint venture or other entity or a government or any political subdivision or agency thereof.

          "Purchased Shares" has the meaning provided in Section 3.01(f).

          "Rights" means the share purchase rights or other rights issued under the Rights Agreement in respect of the Common Stock.

          "Rights Agreement" means the Rights Agreement dated as of December 11, 1995 between the Seller and Wells Fargo Bank Minnesota, N.A., as amended and supplemented from time to time, and any other shareholder rights plans or agreements with respect to the Common Stock that may be in effect from time to time.

          "Seller" means General Mills, Inc.

          "Share Component" means, at any time, 0.5531 share of Common Stock, as adjusted from time to time in accordance with Article III.

          "Significant Cash Distribution" has the meaning provided in Section 3.01(e).

          "Significant Spin-Off" has the meaning provided in Section 3.01(d).

          "Subsidiary" means as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the


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

management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

          "Threshold Appreciation Price" means $54.24.

          "Total Exchange Shares" means, subject to Section 3.02, (i) an amount equal to the sum of the Daily Amounts for each of the 20 Trading Days beginning on September 10, 2007 or (ii) if the PIES are declared or automatically become immediately due and payable following an Event of Default, an amount equal to 20 times the Daily Amount on the date on which the PIES are so declared to be or automatically become immediately due and payable.

          "Trading Day" means a day on which the Exchange is open for trading and, subject to the proviso to the definition of Daily Amount, there has not occurred or does not exist a Market Disruption Event.

          "Trigger Event" has the meaning provided in Section 3.01(j).

                                 ARTICLE II.

                                   THE NOTES

          Section 2.01 Deferral and Cancellation of Coupons.

          In the event that Seller (or, if an Adjustment Event has occurred in which there is an Issuing Person, such Issuing Person) does not set a record date for payment of a dividend on the Common Stock (or, if any Adjustment Event has occurred in which there is an Issuing Person, the common stock of such Issuing Person) in respect of any quarterly period at least five Business Days prior to a Regular Record Date, the Company shall have the option to defer the coupon payment immediately following such Regular Record Date until the Maturity Date. Upon the Maturity Date, the Company may elect to cancel such deferred coupons. Any coupons which have been so deferred shall not accrue further coupons thereon. In the event of any such deferral or cancellation, the Company shall give notice thereof to the Trustee and each Holder of the Notes at least 3 Business Days prior to the relevant coupon payment date.

          Section 2.02 Mandatory Exchange.

          On the Maturity Date, each $25 principal amount of the Notes shall be mandatorily exchanged for a number of shares of Common Stock (and/or, if a Significant Spin-off, a Significant Cash Distribution or an Adjustment Event has occurred, securities, cash and/or other property, as applicable) equal to the Total Exchange Shares; provided, however, that, pursuant to Section 2.04, no fractional shares of Common Stock shall be issued. The Holders of the Notes shall be responsible for the payment of any and all brokerage costs upon the subsequent sale of such shares.

          In lieu of delivering some or all of the Total Exchange Shares, the Company may, at the Company's election, pay to the Holder surrendering such Notes an amount in cash equal to the number of Total Exchange Shares subject to such election multiplied by the average Closing Price of such securities over the 20 Trading Day period referred to in the definition of Daily Amount. To exercise this election, the Company shall notify the Trustee and each Holder of the Notes of its election on or before the beginning of such 20 Trading Day period, and if the Company is electing to pay cash



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instead of delivering a portion of the Total Exchange Shares the Company is otherwise required to deliver, the Company shall specify the portion of the Total Exchange Shares in respect of which the Company will deliver cash.

          Section 2.03 Procedure for Exchange.

          In order to receive the shares of Common Stock (and/or, if a Significant Spin-off, a Significant Cash Distribution or an Adjustment Event has occurred, securities, cash and/or other property, as applicable) pursuant to Section 2.02, the Holder of any Note must surrender such Note to the Company (or its agent appointed for such purpose), at its office maintained for such purpose in New York, New York. Delivery of the certificates and of any check for any cash may be delayed for a reasonable period of time at the request of the Company in order to effectuate the calculation of the adjustments under Article III, to obtain any certificate representing securities to be delivered, or to complete any reapportionment of securities to be delivered which is required by the Indenture or this Note or to comply with any applicable law.

          Section 2.04 No Fractional Shares.

          If more than one Note shall be surrendered for exchange pursuant to
Section 2.03 at one time by the same holder, the number of full shares of Common Stock or other securities which shall be delivered upon such exchange, in whole or in part, as the case may be, shall be computed on the basis of the aggregate number of Notes surrendered. No fractional shares or scrip representing fractional shares of Common Stock or other securities shall be issued or delivered pursuant to Section 2.02. In lieu of any fractional shares of Common Stock or other securities which, but for the immediately preceding sentence, would otherwise be deliverable pursuant to Section 2.02, the Company shall pay cash for such fractional share of security equal to the applicable fraction of the Closing Price of such share or security on the Trading Day immediately preceding the Maturity Date.

          Section 2.05 Taxes.

          The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of Common Stock (and/or, if a Significant Spin-off, a Significant Cash Distribution or an Adjustment Event has occurred, securities, cash and/or other property, as applicable) pursuant hereto; provided, however, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the delivery of Common Stock (and/or, if a Significant Spin-off, a Significant Cash Distribution or an Adjustment Event has occurred, securities, cash and/or other property, as applicable) in a name other than that in which the Notes so exchanged were registered, and no such transfer or delivery shall be made unless and until the person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

          The Company shall not be obligated to pay any additional amount on the Notes in respect of taxes, except as otherwise provided in this Section
2.05 and in Section 4.01 hereof.



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

          Section 2.06 Delivery of Securities upon Maturity.

          All shares of Common Stock deliverable to Holders upon exchange of the Notes shall be delivered to such Holders, whenever practicable, in such manner (such as by book-entry transfer) so as to assure same-day transfer of such shares to Holders and otherwise in the manner customary at such time for delivery of such shares and shares of the same type.

          Section 2.07 Insolvency.

          In the event an Insolvency Event occurs prior to or on the Maturity Date, all of the Company's obligations under the Notes shall immediately and automatically terminate, without the necessity of any notice, payment or action by the Company or the Trustee. Following such termination, the Holders of the Note shall not receive any further coupon payments and no principal payments, shares of Common Stock, cash in lieu of such shares or any other property shall be delivered to the Holders of the Notes.

          Section 2.08 Calculations.

          The Company shall be responsible for the calculation in good faith of any amounts pursuant hereto (other than the amount of coupons, for which the Trustee shall be the calculation agent), including, but not limited to, the determination of the Closing Prices of the Common Stock, the calculation of the Daily Amounts and the calculation of any adjustments required to be made pursuant to Article III. All calculations made by the Company, absent manifest error, shall be final and binding upon the Holders of the Notes. The Company shall provide a schedule of such calculations to the Trustee, and the Trustee shall be entitled to rely conclusively on the accuracy of such calculations without independent verification.

          Section 2.09 Modification.

          In addition to the matters set forth in Section 9.02 of the Indenture, no supplemental indenture to the Indenture shall, without the consent of each Holder of each Outstanding Note affected thereby, change the manner in which the Total Exchange Shares is determined.

                                 ARTICLE III.

                 ADJUSTMENT OF DAILY AMOUNT AND CLOSING PRICE


          Section 3.01 Adjustments for Dividends, Distributions, Stock Splits, Etc.

          (a) Stock Dividends. If the Seller shall, after the Issue Date, pay or make a dividend or other distribution on Common Stock in Common Stock, the Share Component in effect at the close of business on the date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution shall be increased by multiplying such Share Component by a fraction of which:

                  (i) the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the total number of shares constituting such dividend or other distribution; and

                  (ii) the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately at the opening of business on the day following the date fixed for such determination. For the purposes of this Section 3.01(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Seller but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock.

          (b) Rights, Warrants or Options. If the Seller shall, after the Issue Date, issue rights, warrants or options, other than pursuant to any dividend reinvestment plans, to all holders of Common Stock entitling such holders, for a period expiring within 45 days after the record date for the determination of holders of Common Stock entitled to receive such rights, warrants or options, to subscribe for or purchase shares of Common Stock at an offering price per share less than the Current Market Price of the Common Stock on the date of announcement of such issuance, the Share Component in effect at the close of business on the date of such announcement shall be increased by multiplying such Share Component by the following fraction of which:

          (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date of such announcement plus the total number of shares of Common Stock so offered for subscription or purchase; and

          (ii) the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date of such announcement plus the total number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price, such increase to become effective immediately after the opening of business on the Business Day following the date of such announcement. To the extent that shares of Common Stock are not delivered pursuant to such rights, warrants or options, the Share Component shall be readjusted to be the Share Component that would then be in effect had the adjustments made upon the issuance of such rights, warrants and options been made on the basis of delivery of only the number of shares of Common Stock actually delivered. For the purposes of this Section 3.01(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Seller but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock.

          (c) Stock Subdivisions, Splits or Combinations. If outstanding shares of Common Stock shall be subdivided or split, after the Issue Date, into a greater number of shares of Common Stock, the Share Component in effect at the close of business on the day preceding the day upon which such subdivision or split becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined, after the Issue Date, into a smaller number of shares of Common Stock, the Share Component in effect at the close of business on the day preceding the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately at the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

          (d) Distribution of Indebtedness or Assets. If the Seller shall, after the Issue Date, by dividend or otherwise, distribute to all holders of Common Stock evidences of its indebtedness or assets (including shares of capital stock, securities, cash and property, but excluding any rights, warrants or options referred to in Section 3.01(b), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in Section 3.01(a) or in connection with the liquidation, dissolution or winding up of the Seller), the Share Component in effect at the close of business on the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be adjusted by multiplying such Share Component by a fraction of which:

          (i) the numerator shall be the Current Market Price of the Common Stock on the date fixed for such determination; and

          (ii) the denominator shall be such Current Market Price of the Common Stock less the then Fair Market Value of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock, such adjustment to become effective at the opening of business on the day following the date fixed for such determination of holders of Common Stock entitled to receive such distribution; provided, however, that in the event the Fair Market Value of the portion of any capital stock or other equity securities so distributed applicable to one share of Common Stock is equal to or greater than 40% of the Current Market Price of the Common Stock on such determination date (such distribution, a "Significant Spin-Off"), in lieu of the foregoing adjustment, (x) for the purpose of calculating the number of Contract Shares receivable by the Holders of the Notes with respect to each Calculation Date, the references to "Closing Price" in the definition of Daily Amount shall mean the Closing Price plus the Fair Market Value of such capital stock or other equity securities so distributed per share of Common Stock and
(y) in addition to the Company delivering the shares of Common Stock to be delivered hereunder, the Company shall make adequate provisions to provide for the delivery on the Maturity Date the number of shares of such capital stock or other equity securities the Holders of the Notes would have received had the Holders of the Notes held on the determination date for the Significant Spin-Off the number of shares of Common Stock required to be delivered hereunder as determined in accordance with clause (x) above. In any case in which this Section 3.01(d) is applicable, Section 3.01(b) shall not be applicable. In the event that such dividend or distribution is not so paid or made, each Share Component shall again be adjusted to be the Share Component that would then be in effect if such dividend or distribution had not been declared (and no such adequate provision described in the proviso above shall be made).

          (e) Cash Distributions. In case the Seller shall, after the Issue Date, distribute cash to all holders of Common Stock, excluding (A) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Seller or (B) any quarterly cash dividend on the Common Stock to the extent that the cash dividend per share of Common Stock does not exceed $0.31 per share, as adjusted to reflect subdivisions or combinations of the Common Stock after the Issue Date, then the Share Component in effect at the close of business on such record date shall be adjusted by multiplying such Share Component by a fraction of which:

          (i) the numerator shall be the Current Market Price of the Common Stock on such record date; and

          (ii) the denominator shall be such Current Market Price of the Common Stock less the amount of cash so distributed (in excess of the amount excluded as provided above) applicable to one share of Common Stock, such adjustment to become effective at the opening of business on the day following such record date; provided, however, that in the event the portion of cash so distributed applicable to one share of Common Stock is greater than 25% (but less than 75%) of the Current Market Price of the Common Stock on such record date, in lieu of the foregoing adjustment, (x) for the purpose of calculating the number of Contract Shares receivable by the Holders of the Notes with respect to each Calculation Date, the references to "Closing Price" in the definition of Daily Amount shall mean the Closing Price plus the amount of cash so distributed per share of Common Stock and (y) in addition to the Company delivering the shares of Common Stock to be delivered hereunder, the Company shall make adequate provisions to provide for the delivery on the Maturity Date the amount of cash the Holders of the Notes would have received had the Holders of the Notes held on the record date for such distribution the number of shares of Common Stock required to be delivered hereunder as determined in accordance with clause (x) above; provided, further, that in the event the portion of cash so distributed applicable to one share of Common Stock is equal to or greater than 75% of the Current Market Price of the Common Stock on such record date, in lieu of the foregoing adjustment, such distribution will be treated as an Adjustment Event under Section 3.02 (a cash distribution referred to in either of the two preceding provisos, a "Significant Cash Distribution"). If such dividend or distribution is not so paid or made, each Share Component shall again be adjusted to be the Share Component that would then be in effect if such dividend or distribution had not been declared (and no such adequate provision or adjustment under Section
3.02 shall be made).

          (f) Tender or Exchange Offer. If, after the Issue Date, the Seller or any Subsidiary of the Seller shall make a tender or exchange offer (other than any odd-lot tender offer) for all or any portion of the Common Stock and upon expiration of such tender or exchange offer (as amended upon the expiration thereof) the Seller or its Subsidiary shall be required to pay to holders of Common Stock based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares any consideration, then if the cash and Fair Market Value of the aggregate consideration per share of Common Stock to be paid in such tender or exchange offer exceeds the Current Market Price of the Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as it may be amended), then, the Share Component in effect at the close of business on the day of the Expiration Time shall be adjusted by multiplying such Share Component by a fraction of which:

          (i) the numerator shall be equal to the product of (A) the Current Market Price of the Common Stock as of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) at the close of business on the date of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares"); and

          (ii) the denominator shall be equal to (A) the product of (x) the Current Market Price of the Common Stock as of the Expiration Time and
     (y) the number of shares of Common Stock outstanding (including any tendered shares) at the close of business on the date of the Expiration Time less (B) the amount of cash plus the Fair Market Value of the aggregate consideration payable to holders of Common Stock in such tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), such adjustment to become effective at the opening of business on the date following the date of the Expiration Time.

          (g) Reclassification of Common Stock. If the Seller, after the Issue Date, reclassifies the Common Stock into securities, including securities other than Common Stock (other than any reclassification upon an Adjustment Event to which Section 3.02 applies), such reclassification shall be deemed to involve:

          (i) to the extent such securities are securities other than Common Stock, a distribution of such securities to all holders of Common Stock under Section 3.01(d) (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of holders of Common Stock entitled to receive such distribution" and the "date fixed for such determination" within the meaning of Section 3.01(d)); and

          (ii) to the extent such securities are Common Stock, a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter under Section 3.01(c) (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision, split or combination becomes effective" within the meaning of Section 3.01(c)).

          (h) Rounding. All adjustments to the Share Component shall be calculated to the nearest 0.0001 of a share of Common Stock (or if there is not a nearest 0.0001 of a share, to the next lower 0.0001 of a share). No adjustment in the Share Component shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, however, that any adjustments that by reason of this Section 3.01(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (i) Corresponding Adjustments to Closing Price. If any adjustment is made to the Share Component pursuant to paragraphs (a)-(g) of this Section
3.01 (other than paragraphs

(d) and (e) of this Section 3.01 as they relate to any Significant Spin-Off and Significant Cash Distribution, respectively, except as expressly provided therein), an adjustment will also be made to the Closing Price as such term is used throughout the definition of Daily Amount (so as to maintain the intended proportional relationship between the Closing Price and Initial Price and Threshold Appreciation Price) to determine which of the three clauses in the definition of Daily Amount will be applicable on the relevant Trading Day and in the calculation required to be made pursuant to clause (ii) of the definition of Daily Amount. The required adjustment to the Closing Price will be made on each day for which a Daily Amount is calculated by multiplying the Closing Price by the same factor by which the Share Component was adjusted pursuant to the procedures described above in paragraphs (a)-(g).

          (j) Rights Agreement. Each share of Common Stock issued pursuant hereto shall be entitled to receive the appropriate number of Rights, if any, and the certificates representing such shares shall bear such legends, if any, in each case as provided by and subject to the terms of the Rights Agreement as in effect on the date of such issuance. Rights or warrants (including the Rights) distributed by the Seller to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Seller's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"), (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and
(iii) are also issued in respect of future issuances of shares of Common Stock shall be deemed not to have been distributed for purposes of Section 3.01 (and no adjustment to the Share Component under Section 3.01 will be required) until the occurrence of the earliest Trigger Event. Upon the occurrence of a Trigger Event, such rights or warrants shall be deemed to have been distributed for purposes of Section 3.01 (and an adjustment under Section 3.01 shall be required). If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Share Component under Section 3.01:

          (x) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Share Component shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase; and

          (y) in the case of such rights or warrants that shall have expired or been terminated without exercise, the Share Component shall be readjusted as if such rights and warrants had never been issued.

          Section 3.02 Adjustment for Consolidation, Merger or Other Adjustment Event. In the event of:

          (a) any consolidation or merger of the Seller with or into another Person (other than a merger or consolidation in which the Seller is the continuing or surviving corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Seller or another Person);

          (b) any sale, transfer, lease or conveyance to one or more Persons of all or substantially all of the property of the Seller (other than any such event that constitutes a Significant Spin-Off);

          (c) any statutory share exchange of the Seller with another Person;

          (d) any Significant Cash Distribution referred to in the second proviso of Section 3.01(e); or

          (e) any liquidation, dissolution or winding up of the Seller other than as a result of or after the occurrence of a Insolvency Event (any event described in clauses (a), (b), (c), (d) and (e), an "Adjustment Event");

the Daily Amount will be adjusted to provide that the Holders of the Notes will receive pursuant hereto the kind and amount of securities, cash and other property receivable upon, or in connection with, such Adjustment Event (without any interest thereon and without any right to dividends or distribution thereon that have a record date that is prior to the Maturity
Date) by a holder (including any shares of Common Stock retained by such holder in connection with such Adjustment Event) of the number of Contract Shares that would otherwise be issuable hereunder if the Calculation Dates had occurred immediately prior to such Adjustment Event (and the Total Exchange Shares were calculated based on the Daily Amounts for the 20 Trading Days immediately prior to the effective date of the initial Adjustment Event), assuming that such holder of Common Stock is not a Person with which the Seller consolidated or into which the Seller merged or that merged into the Seller or to which such sale or transfer was made, as the case may be (any such Person, a "Constituent Person"), or an Affiliate of a Constituent Person to the extent such Adjustment Event provides for different treatment of Common Stock held by Affiliates of the Seller and non-affiliates and such holder of Common Stock failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Adjustment Event (provided that if the kind or amount of the securities, cash and other property receivable upon such Adjustment Event is not the same for each share of Common Stock held immediately prior to such Adjustment Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 3.02 the kind and amount of securities, cash and other property receivable upon such Adjustment Event by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

          If such an Adjustment Event occurs, the Company shall execute and deliver an agreement supplemental hereto providing that the Holders of the Notes shall have the rights provided by this Section 3.02. Such supplemental agreement shall provide for adjustments that, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article III. The above provisions of this Article III shall similarly apply to successive Adjustment Events.

          Section 3.03 Notice of Adjustments and Certain other Events.

          The Company shall, upon being notified of the occurrence of an event that requires an adjustment to the Daily Amount or the occurrence of an Adjustment Event (or, in either case, if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), promptly notify the Trustee and each Holder of Notes in writing of the occurrence of such event including a statement setting forth the factors by which the Closing Price and the Share Component used in the calculation of the Daily Amount are to be adjusted in order to determine which clause of the Daily Amount definition will apply on each day on which a Daily Amount is required to be calculated.

          Section 3.04 Tax Treatment.

          The Company intends to treat and, by purchasing this Note, the Holder hereof agrees to treat, for all tax purposes, this Note as a financial contract rather than as a debt instrument.

                                 ABBREVIATIONS
                            -----------------------

          The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common  UNIF GIFT MIN ACT - _______ Custodian  ________
                                                    Cust               (Minor)
                                     under Uniform Gifts to Minors Act ________
                                                                        State
TEN ENT - as tenants by the entireties
JT TEN  - as joint tenants with right of
          survivorship and not as tenants in
          common
-------------------------

          Additional abbreviations may also be used though not in the above list.

                             ---------------------

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


_______________________________________________________________________________
(Name and Address of Assignee, including zip code, must be printed or typewritten.)


_______________________________________________________________________________
the within Security, and all rights thereunder, hereby irrevocably constituting and appointing


_______________________________________________________________________________
to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:                                                _________________________


          NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:



----------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY A MEMBER OF AN APPROVED SIGNATURE GUARANTY MEDALLION PROGRAM.